Exhibit 10.15

NOTICE

TO:	Beijing Dongda Zhengbao Science and Technology Co., Ltd, and

Mr. Zhu Zhengdong

Ms. Yin Baohong

According to the letter of authorization issued respectively by Mr. Zhu Zhengdong and Ms. Yin Baohong, the shareholders of Beijing Dongda Zhengbao Science and Technology Co., Ltd, on March 25th, 2008 to our company Beijing Champion Distance Education Technology Co., Ltd (hereafter collectively “Letter of Authorization”), our company hereby appoints Mr. Zhu Zhengdong (Chinese resident ID card number: 320102196806142439) as the representative to exercise all the rights empowered by the Letter of Authorization as of the date this Notice executed.

It is hereby noticed.

Company Name:	Beijing Champion Distance Education Technology Co., Ltd
Authorized representative:	Sun Hongfeng
Date:	March 25th, 2008

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